UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): October 29, 2015
_____________________________________________________________________________________________
K2M GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36443	27-2977810
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

751 Miller Drive, SE
Leesburg, Virginia 20175
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (703) 777-3155
Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On October 29, 2015, subsidiaries of K2M Group Holdings, Inc. (“K2M” or the “Company”) entered into an amendment (the “Eighth Amendment”) to the Company’s senior secured credit facilities credit agreement, dated as of October 29, 2012 (as amended from time to time), by and among K2M Holdings, Inc. as the guarantor (“Guarantor”), K2M, Inc. and K2M UK Limited as the borrower (“Borrower”), and Silicon Valley Bank and Comerica Bank as lenders. The Eighth Amendment, among other things, extends the maturity date of the revolving credit facility to October 29, 2017 and increases the total revolving commitments from $40 million to $55 million.
ABR loans under the revolving credit facility bear interest at a rate per annum equal to ABR, plus 0.75%. LIBOR loans under the revolving credit facility bear interest at a rate per annum equal to the greater of (i) LIBOR, plus 3.00%. The total obligations under the amended credit facility cannot exceed (i) the lesser of the total revolving commitment of $55 million or (ii) the borrowing base, which is calculated as (x) 85% of accounts receivable so long as certain of those accounts receivable do not exceed, in the aggregate, 50% of the borrowing base plus (y) 50% of the value of the eligible inventory provided that the contribution of the value of the eligible inventory not exceed the lesser of 40% of the borrowing base or $15 million plus (z) up to $7.5 million to the extent the Borrower and its subsidiaries maintain at least $12.5 million on deposit with a lender or an affiliate of a lender. Borrowings under the revolving credit facility remain secured by a first priority lien on substantially all of the Borrower’s personal property assets, including intellectual property.
The revolving credit facility also continues to contain other restrictive covenants with which the Guarantor and/or Borrower must comply, including restrictive covenants which limit the ability to pay dividends on common stock and make certain investments.

Capitalized terms not otherwise defined in this Form 8-K have the meanings provided in the Eighth Amendment.
The above summary is qualified in its entirety by reference to the full text of the Eighth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Safe Harbor Disclosure
Certain statements made in this Form 8-K may constitute "forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are based on management's expectations, estimates, projections, and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the sections entitled “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year-ended December 31, 2014, accessible on the SEC's website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1
Eighth Amendment dated October 29, 2015 to Credit Agreement dated October 29, 2012, by and among K2M Holdings, Inc., as the guarantor, K2M, Inc. and K2M UK Limited, as borrowers, and Silicon Valley Bank and Comerica Bank as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

K2M GROUP HOLDINGS, INC.
Date:	November 3, 2015	By:	/s/ Gregory S. Cole
		Name: Title:	Gregory S. Cole Chief Financial Officer